AGENCY AGREEMENT,
                                as amended

      THIS AGREEMENT ("Agreement"), made the 23rd day of September, 1993, as amended by a First Amendment to Agency Agreement dated as of August 18, 1994, by and between LINDNER INVESTMENTS, a Massachusetts business trust (the "Fund"), and RYBACK MANAGEMENT CORPORATION ("Ryback Management"), a Michigan corporation:

      WHEREAS, the Fund desires to appoint Ryback Management as Transfer Agent and Dividend Disbursing Agent and Ryback Management desires to accept such appointment;

      NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

      1. Appointment. The Fund hereby appoints Ryback Management to act as Transfer Agent and Dividend Disbursing Agent for each of the Fund's Series for the period and on the terms set forth in this Agreement, unless the Fund and Ryback Management determine it is in the best interests of a particular Series of the Fund to negotiate and execute a separate Agreement. In connection therewith, Ryback Management accepts such appointment and agrees to render the services on the terms and for the compensation herein provided. In connection with such appointment, the Fund will make available to Ryback Management for inspection the following documents and will deliver to it all future amendments and supplements:

      A. Certified copy of the resolution of appointment adopted by the Board of Trustees of the Fund;

      B. Certified copy of the Declaration of Trust of the Fund and all amendments thereto;

      C.    Certified copy of the By-Laws of the Fund;

      D. Certified copy of the order or consent of each governmental or regulatory authority, required by law to the issuance of the stock;

      E. Specimens of all forms of outstanding stock certificates, in the forms approved by the Board of Trustees of the Fund, with a certificate of the Secretary of the Fund, as to such approval;

      F. Two signature cards bearing specimens of the signatures of the officers authorized to sign stock certificates or sign written instructions and requests;

      G. Such other certificates, documents or opinions which Ryback Management may, in its reasonable discretion, deem necessary or appropriate in the proper performance of its duties.

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      2.    Certain Representations and Warranties of Ryback Management.
Ryback Management represents and warrants to the Fund that:

      A. It is a corporation duly organized and existing and in good standing under the laws of Michigan.

      B. It is duly qualified to carry on its business in the State of Missouri.

      C. It is empowered under applicable laws and by its Articles of Incorporation and By-Laws to enter into and perform the services contemplated in this Agreement.

      D. All requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement.

      E. It has and will continue to have and maintain the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement.

      3. Certain Representations and Warranties of the Fund. The Fund represents and warrants to Ryback Management that:

      A. It is a business trust duly organized and existing and in good standing under the laws of the State of Massachusetts.

      B. It is an open-end management investment company registered under the Investment Company Act of 1940, as amended.

      C. A registration statement under the Securities Act of 1933 will be in effect with respect to all shares of each Series of the Fund being offered for sale.

      D. All requisite steps have been or will be taken to register each Series of the Fund's shares for sale in all applicable states.

      E. The Fund is empowered under applicable laws and by its Declaration of Trust and by-laws to enter into and perform this Agreement.

      4.    Scope of Service.

      A. Ryback Management agrees to provide the necessary facilities, equipment and personnel to perform its duties and obligations hereunder in accordance with industry practice.

      B. Ryback Management agrees that it will perform all of the usual and ordinary services of Transfer Agent and Dividend Disbursing Agent and as Agent for the various shareholder accounts, including, without limitation, the following: issuing, transferring and cancelling stock certificates, maintaining all shareholder accounts, preparing shareholder meeting lists, mailing proxies, receiving and tabulating proxies, mailing shareholder reports and prospectuses, withholding taxes, preparing and mailing checks for

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      disbursement of income dividends and capital gains distributions, preparing and filing U.S. Treasury Department Form 1099 for all shareholders, preparing and mailing confirmation forms to shareholders with respect to all purchases and liquidations of the Fund shares and other transactions in shareholder accounts for which confirmations are required, recording reinvestments or dividends and distributions in the Fund shares, recording redemptions of the Fund shares and preparing and mailing checks for payments upon redemption and for disbursements to withdrawal plan holders.

      5. Limit of Authority. Unless otherwise expressly limited by the resolution of appointment or by subsequent corporate action, the appointment of Ryback Management as Transfer Agent will be construed to cover the full amount of authorized stock of the class or classes for each Series of the Fund as the same will, from time to time, be constituted and any subsequent increases in such authorized amount and the addition of new Series.

      6. Compensation and Expenses. In consideration for its services hereunder as Transfer Agent and Dividend Disbursing Agent, the Fund shall pay to Ryback Management the costs of all stationery, postage and supplies used solely in the performance of Ryback Management's services as transfer agent and dividend disbursing agent, and, in addition, the Fund shall pay to Ryback Management a monthly service fee which shall be fifty cents ($0.50) for each shareholder account maintained at the end of the preceding month until January 31, 1995 and seventy-five cents ($0.75) for each shareholder account thereafter.

      7.    Efficient Operation of Ryback Management System.

      A. In connection with the performance of its services under this Agreement, Ryback Management is responsible for the accurate and efficient functioning of its system at all times, including:

            1. The accuracy of all entries in Ryback Management's record reflecting orders and instructions received by Ryback
            Management from shareholders or the Fund;

            2. The continuous availability and the accuracy of shareholder lists, shareholder account verifications, confirmations and other shareholder account information to be produced from its records or data;

            3. The accuracy and timely issuance of dividend and distribution checks in accordance with instructions received from the Fund;

            4. The accuracy of redemption transactions and payments in accordance with redemption instructions received from dealers, shareholders or the Fund;

            5. The deposit daily in the Fund's appropriate special bank account for all checks and payments received from dealers or shareholders for investment in shares;

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            6.    The requiring of proper forms of instructions, signatures
            and signature guarantees and any necessary documents supporting the legality of transfers, redemptions and other shareholder account transactions.

      8. Indemnification. Ryback Management will hold harmless and indemnify the Fund from and against any loss or liability arising out of Ryback Management's failure to comply with the terms of this Agreement or arising out of Ryback Management's negligence, misconduct, or bad faith.

      9.    Certain Covenants of Ryback Management and Fund.

      A. All requisite steps will be taken by the Fund from time to time when and as necessary to register each Series of the Fund's shares for sale in all states in which such Series' shares will be at the time offered for sale and require registration. If at any time the Fund receives notice of any stop order or other proceeding in any such state affecting such registration or the sale of a Series of the Fund's shares, or any stop order or other proceeding under the Federal securities laws affecting the sale of a Series of the Fund's shares, the Fund will give prompt notice thereof to Ryback Management.

      B. Ryback Management hereby agrees to establish and maintain facilities and procedures reasonably acceptable to the Fund for safekeeping of stock certificates, check forms, and facsimile signature imprinting devices, if any; and for the preparation or use, and for keeping account of, such certificates, forms and devices.

      C. To the extent required by Section 31 of the Investment Company Act of 1940 as, amended, and Rules thereunder, Ryback Management agrees that all records maintained by Ryback Management relating to the services to be performed by Ryback Management under this Agreement are the property of the Fund and will be preserved and will be surrendered promptly to the Fund on request or when they are no longer deemed needed for current purposes.

      D. Ryback Management represents and agrees that it will use its best efforts to maintain current knowledge of the trends of the investment company industry relating to shareholder services and will use its best efforts to continue to modernize and improve its system without additional cost to Fund.

      E. Ryback Management will permit the Fund and its authorized representatives to make periodic inspections of its operation at reasonable times during business hours.

      10. Recapitalization or Readjustment. In case of any recapitalization, readjustment or other change in the capital structure of a Series of the Fund requiring a change in the form of the stock certificates, Ryback Management will for an additional fee to be agreed upon, issue or register certificates in the new form in exchange for, or in transfer of, the outstanding certificates in the old form, upon receiving:

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      A.    Written instructions from an officer of the Fund;

      B. Certified copy of the amendment to the Declaration of Trust or other document effecting the change;

      C. Certified copy of the order or consent of each governmental or regulatory authority, required by law to the issuance of the stock in the new form, and an opinion of outside counsel that the order or consent of no other government or regulatory authority is required;

      D. Specimens of the new certificates in the form approved by the Board of Trustees of the Fund, with a certificate of the Secretary of the Fund as to such approval.

      11. Stock Certificates. The Fund will furnish Ryback Management with a sufficient supply of blank stock certificates and from time to time will renew such supply upon the request of Ryback Management. Such certificates will be signed manually or by facsimile signatures of the officers of the Fund authorized by law and by By-Laws to sign stock certificates, and, if required, will bear the corporate seal or facsimile thereof.

      12. Death, Resignation or Removal of Signing Officer. The Fund will file promptly with Ryback Management written notice of any change in the officers authorized to sign stock certificates, written instructions or requests, together with two signature cards bearing the specimen signature of each newly authorized officer. In case any officer of the Fund who will have signed manually or whose facsimile signature will have been affixed to blank stock certificates will die, resign, or be removed prior to the issuance of such stock certificates, Ryback Management may issue or register such stock certificates as the stock certificates of the Fund notwithstanding such death, resignation, or removal, until specifically directed to the contrary by the Fund in writing. In the absence of such direction, the Fund will file promptly with Ryback Management such approval, adoption, or ratification as may be required by law.

      13. Future Amendments of Declaration of Trust and By-Laws. The Fund will promptly file with Ryback Management certified copies of all material amendments to its Declaration of Trust or By-Laws made after the date hereof.

      14. Records. Ryback Management will maintain customary records in connection with its agency, and particularly will maintain those records required to maintained pursuant to subparagraph (2)(iv) or paragraph (b) of Rule 31a-1 under the Investment Company Act of 1940, if any.

      15.   Disposition of Books, Records and Cancelled Certificates.
Ryback Management will make available to the Fund all books, documents, and all records no longer deemed needed for current purposes and stock certificates which have been cancelled in transfer or in exchange, upon the understanding that such books, documents, records, and stock certificates will not be destroyed by the Fund without the consent of Ryback Management, but will be safely stored for possible future reference. Such consent shall not be unreasonably withheld.

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      16.   Provisions Relation to Ryback Management as Transfer Agent.  It
is generally contemplated that most stockholders' shares will be held in open account, book-entry form at The Depository Trust Company or equivalent. In connection with physically delivered certificates, the following provisions will apply.

      A. Ryback Management will make original issues of stock certificates upon written request of an officer of the Fund and upon being furnished with a certified copy of a resolution of the Board of Trustees authorizing such original issue, any documents required by paragraphs 5 or 10 of this Agreement, and necessary funds for the payment of any original issue tax.

      B. Before making any original issue of certificates the Fund will furnish Ryback Management with sufficient funds to pay all required taxes on the original issue of the stock, if any. The Fund will furnish Ryback Management such evidence as may be required by Ryback Management to show the actual value of the stock.

      C. Shares of stock will be transferred and new certificates issues in transfer, or shares of stock accepted for redemption and funds remitted therefor, upon surrender of the old certificates in form deemed by Ryback Management properly endorsed for transfer or redemption accompanied by such documents as Ryback Management may deem necessary to evidence that authority of the person making the transfer or redemption, and bearing satisfactory evidence of the payment of any applicable stock transfer taxes. Ryback Management reserves the right to refuse to transfer or redeem shares until it is satisfied that the endorsement or signature on the certificate or any other document is valid and genuine, and for that purpose it may require a guaranty of signature by a firm having membership in the New York Stock Exchange, Midwest Stock Exchange, American Stock Exchange Securities Corporation, Pacific Coast Stock Exchange, or any other exchange acceptable to Ryback Management or by a bank or trust company approved by it. Ryback Management also reserves the right to refuse to transfer or redeem shares until it is satisfied that the requested transfer or redemption is legally authorized, and that it will incur no liability for the refusal in good faith to make transfer or redemptions which, in its judgment, are improper or unauthorized. Ryback Management may, in effecting transfers or redemptions, rely upon Simplification Acts or other statutes which protect it and the Fund in not requiring complete fiduciary documentation. In cases in which Ryback Management is not directed or otherwise required to maintain the consolidated records of stockholder's accounts, Ryback Management will not be liable for any loss which may arise by reason of not having such records, provided that such loss could not have been prevented by the exercise of ordinary diligence. Ryback Management will be under no duty to use a greater degree of diligence by reason of not having such records.

      D. Ryback Management will issue and mail subscription warrants, certificates representing stock dividends, exchanges or split ups, or act as Conversion Agent upon receiving written instructions from any officer of the Fund and such other documents as Ryback Management deems necessary.

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      E.    Ryback Management will issue, transfer, and split up
      certificates and will issue certificates of stock representing full shares upon surrender of scrip certificates aggregating one full share or more when presented to Ryback Management for that purpose upon receiving written instructions from an officer of the Fund and such other documents as Ryback Management may deem necessary.

      F. Ryback Management may issue new certificates in place of certificates represented to have been lost, destroyed, stolen or otherwise wrongfully taken upon receiving instructions from the Fund and indemnity satisfactory to Ryback Management and Fund, and may issue new certificates in exchange for, and upon surrender of, mutilated certificates. Instructions from the Fund will be in such form as will be approved by the Board of Trustees of the Fund and will be in accordance with the provisions of law and the By-Laws of the Fund governing such matter.

      G. Ryback Management will supply a stockholder's list to the Fund for meetings of stockholders of any Series of the Fund upon receiving a request from an officer of the Fund. It will also supply lists at such other times as may be requested by an officer of the Fund.

      H. Upon receipt of written instructions of an officer of the Fund, Ryback Management will address and mail notices to stockholders.

      I. In case of any request or demand for the inspection of the stock books of a Series of the Fund or any other books in the possession of Ryback Management, Ryback Management will endeavor to notify the Fund and to secure instructions as to permitting or refusing such inspection. Ryback Management reserves the right, however, to exhibit the stock books or other books to any person in case it is advised by its counsel that it may be held for the failure to exhibit the stock books or other books to such person.

      17. Condition Precedent. This Agreement shall take effect only if, as a condition precedent, the Agreement is approved at a special meeting of the Fund's Board of Trustees by a majority of the Fund's trustees and by a majority of the disinterested trustees, and further, only if this Agreement is approved by a majority of the disinterested trustees pursuant to the following findings:

      A. That the proposed Agreement is in the best interests of the Fund and its shareholders;

      B. That the services to be performed pursuant to the proposed Agreement are services required for the operation of the Fund;

      C. That Ryback Management can provide services the nature and quality of which are at least equal to those provided by others offering the same or similar services.

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      D.    That the fees for such services are fair and reasonable in light of the usual and customary charges made by others for services of the same nature and quality.

      18. Effective Date. Provided the condition precedent stated in paragraph 17 of this Agreement has been met, this Agreement shall become effective at the close of business on the date the Registration Statement relating to the Fund's Utility Series becomes effective.

      19.   Termination of Agreement.

      A. This Agreement shall become effective on the execution date hereof and, unless sooner terminated as provided herein, shall continue for an initial two-year term and thereafter shall be renewed automatically for successive one-year terms, provided such continuance is specifically approved at least annually (i) by the Fund's Board of Directors or (ii) by vote of a majority (as defined in the Investment Company Act of 1940) of the outstanding voting securities of the Fund, provided that in either event the continuance is also approved by a majority of the Fund's directors who are not parties to this Agreement and who are not "interested persons" (as defined in the Investment Company Act of 1940) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. This Agreement is terminable with respect to the Fund without penalty, on at least 60 days' written notice to the Fund, by vote of a majority (as defined in the Investment Company Act of 1940) of the outstanding voting securities of the Fund, or by Ryback Management, and shall also terminate automatically if assigned in whole or in part by Ryback Management.

      B. This Agreement may be terminated by either party upon receipt of 60 days' written notice from the other party.

      C. The Fund, in addition to any other rights and remedies, shall have the right to terminate this Agreement forthwith upon the occurrence at any time of any of the following event:

            1. Any interruption or cessation of operations by Ryback Management which materially interferes with the business operation of the Fund;

            2. The bankruptcy of Ryback Management or the appointment of a receiver for Ryback Management;

            3. Any merger, consolidation or sale of substantially all the assets of Ryback Management;

            4. The acquisition of a controlling interest in Ryback Management, by any broker, dealer, investment adviser or investment company except as may presently exist; or

            5. Failure by Ryback Management to perform its duties in accordance with the Agreement, which failure materially adversely affects the business operations of the Fund and which failure continues for 30 days after receipt of written notice from Fund.

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            If at any time this Agreement is terminated by the Fund
            pursuant to clause 1, 2 or 5, Fund will have and is hereby granted the right, at its option, to use or cause its agents, employees or independent contractors to use, for as long as Fund deems necessary for its own operations, and no other, and without payment of any compensation or reimbursement to Ryback Management, Ryback Management's system including all of the programs, manuals and other materials and information necessary to operate the system.

      D. In the event of termination, the Fund will promptly pay Ryback Management all amounts due to Ryback Management hereunder.

      20. Services Not Exclusive. The services furnished by Ryback Management hereunder are not to be deemed exclusive and Ryback Management shall be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby.

      21. Assignment. Neither this Agreement nor any rights or obligations hereunder may be assigned by Ryback Management without automatic termination of the Agreement.

      22. Confidentiality. Ryback Management agrees that, except as provided in this Agreement, or as otherwise required by law, Ryback Management will keep confidential all records of and information in its possession relating to the Fund or its shareholders or shareholder accounts and will not disclose the same to any person except at the request or with the consent of the Fund.

      23. Survival of Representations and Warranties. All representations and warranties by either party herein contained will survive the execution and delivery of this Agreement.

      24.   Miscellaneous.

      A. This Agreement is executed and delivered in the State of Missouri and shall be governed by the laws of said state.

      B. No provisions of the Agreement may be amended or modified, in any manner except by a written agreement properly authorized and executed by both parties hereto.

      C. The captions in this Agreement are included for convenience of reference only, and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

      D. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

      E. If any part, term or provision of this Agreement is by the courts held to be illegal, in conflict with any law or otherwise invalid, the remaining portion or portions shall be considered severable and not be affected, and the rights and obligations of

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      the parties shall be construed and enforced as if the Agreement did not contain the particular part, term or provision held to be illegal or invalid.

      IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and their corporate seals to be affixed by their respective duly authorized officers.


                              LINDNER INVESTMENTS,
                              a Massachusetts business trust

                          By: /S/ ERIC E. RYBACK
                             Eric E. Ryback, President

                              RYBACK MANAGEMENT CORPORATION,
                              a Michigan corporation

                          By: /S/ DOUG T. VALASSIS
                             Doug T. Valassis, Chairman